EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of China Growth Equity Investment, Ltd. on Pre-effective Amendment No. 6 to Form S-1 of our report dated May 26, 2011 on the financial statements of China Growth Equity Investment, Ltd. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York
May 26, 2011